EMPLOYMENT AGREEMENT WITH JACQUES S. MOSKOVIC


Parties:

FAIRCHILD FRANCE, INC. ("Fairchild France") and JACQUES S. MOSKOVIC. All references to "you" shall mean Jacques S. Moskovic.


Position:

Your position will be Commercial Manager, reporting directly to the Chief Operating Officer of The Fairchild Corporation ("Fairchild").


Compensation:

Your base salary ("base salary") will be at a rate not less than $90,000 per year, payable
bi-weekly in accordance with Fairchild's usual payroll policies.

Your base salary will be reviewed annually by Fairchild France, and adjustments, if any,
to your base salary will be at the discretion of the Board of Directors of Fairchild France.


Other Benefits:

You will be eligible to participate in all Fairchild France employee benefit plans.  You shall
pay the portion of French social costs and taxes required to be paid by the employee.
Fairchild France shall pay the portion required to be paid by the employee.

Term:

The initial term of your employment shall commence as of January 15, 1995.


Termination:

If your employment shall be terminated, for any reason other than Cause
 (as defined
below), you shall be entitled to receive as severance the standard and customary severance package paid by Fairchild France to senior officers employed for a similar time
period as you were employed by Fairchild France.


Duties:

As Commercial Manager of Fairchild France, you shall perform such reasonable duties
with respect to Fairchild France as you shall be directed to perform by the
 Chief
Operating Officer of Fairchild, the Board of Directors of Fairchild France and
 the Board
of Directors of Fairchild.  Your duties will include, without limitation, making business
decisions within the limits of the corporate purpose of Fairchild France, representing
Fairchild France before any applicable governmental office and hiring and discharging the necessary personnel.


Confidentiality:

You shall enter into a Confidentiality Agreement and an Agreement to Assign to
 Fairchild
inventions and designs, whether patentable or not, conceived or improved by you during
the Initial Term or during any extension thereof.


Cause:

Your employment may be terminated at any time for Cause, which shall include (i) conduct, at any time, which has involved criminal dishonesty, conviction of any felony, or
conviction of any lesser crime or offense involving the property of Fairchild, or any of its
affiliates, significant conflict of interest, serious impropriety, or breach of corporate duty, misappropriation of any money or other assets or properties of Fairchild, or that of its
subsidiaries or affiliates, (ii) willful violation of specific and lawful directions form the
Fairchild's CEO or its Board of Directors, failure or refusal to perform services customarily
performed by a person in your office, or as otherwise as specifically required by
agreement, or willful misconduct or gross negligence in connection with the performance
of your duties, (iii) chronic alcoholism or drug addiction, and (iv) any other acts or
conduct inconsistent with the standards of loyalty, integrity or care reasonably required
by Fairchild of its senior management.


Location:

You understand that your obligations under this employment arrangement will require you
to live in or spend considerable time in France.
Conflicting


Arrangements:

You represent and warrant to Fairchild that there is no agreement to which you are a
party or under which you are bound which would prohibit your employment by
 Fairchild,
or which would in any other manner interfere with the performance by you of your duties
for Fairchild, its affiliates and subsidiaries.


Governing Law:

Our understandings shall be governed by the laws of France, exclusive of its choice of
law provisions.


Binding Effect:

This Agreement supersedes all prior negotiations and represents the entire
 Agreement
of the parties, and our signatures hereon will bind us hereto.  This Agreement binds and
inures to the benefit of Fairchild, its successors and assigns.


Accepted:                       Accepted:

                                FAIRCHILD FRANCE, INC.
Jacques S. Moskovic             John L. Flynn
                                Vice President

Dated:September 24, 1994        Dated:September 24, 1994